UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2004

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2004, American Tower Corporation (the “Company”) completed an institutional private placement of $300.0 million aggregate principal amount of its 7.125% senior notes due 2012 priced at par (the “Senior Notes”), which resulted in net proceeds to the Company of approximately $292.8 million. On that date, the Company announced that it intends to use all of the proceeds from the Senior Notes offering to redeem a portion ($276.0 million principal amount) of its 9 3/8% senior notes due 2009. The redemption date has been set for November 4, 2004 at a redemption price equal to the principal amount of the notes plus an applicable premium. In addition, the Company will pay accrued and unpaid interest on the redeemed notes up to the redemption date.

On October 5, 2004, the Company entered into an Indenture (the “Indenture”) with The Bank of New York, as trustee, relating to the Senior Notes. The Senior Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. A copy of the Indenture (including the Form of 7.125% Senior Note) is filed herewith as Exhibit 4.1 and incorporated herein by reference.

The Senior Notes mature on October 15, 2012 and bear interest at a rate of 7.125% per annum, which is payable semi-annually on April 15 and October 15 of each year, beginning April 15, 2005. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The terms of the Indenture will, among other things, limit the Company’s ability to (i) incur more debt, guarantee indebtedness and issue preferred stock; (ii) create liens; (iii) pay dividends or make distributions or other restricted payments; (iv) make certain investments; (v) merge, consolidate or sell assets; (vi) enter into transactions with affiliates; and (vii) enter into sale-leaseback transactions. These covenants are subject to a number of exceptions.

Prior to October 15, 2007, the Company may redeem up to 35% of the original principal amount of the Senior Notes at a price equal to 107.125% of the principal amount of the notes plus accrued and unpaid interest thereon and additional interest, if any, with the net cash proceeds of certain public equity offerings within 60 days, as applicable, after the closing of any such offering. Prior to October 15, 2008, the Company may redeem the Senior Notes, in whole or in part, in cash at 100% of the principal amount plus an applicable premium. On or after October 15, 2008, the Company may redeem the Senior Notes, in whole or in part, in cash at redemption prices specified in the Indenture. In addition, if the Company undergoes a change of control, the Company may be required to make an offer to purchase each holder’s Senior Notes at a price equal to 101% of the principal amount of the Senior Notes, plus accrued and unpaid interest (including additional interest, if any), up to but not including the repurchase date.

The Indenture provides that each of the following is an event of default (“Event of Default”): (i) default for 30 days in payment of any interest or additional interest due with respect to the Senior Notes; (ii) default in payment of principal or premium, if any, on the Senior Notes; (iii) failure by the Company or any of its subsidiaries to comply with certain covenants (in the case of certain covenants, for 30 days or 60 days after receiving notice); (iv) a payment default or default causing acceleration under any mortgage, indenture or instrument relating to indebtedness for money borrowed or guaranteed by the Company or any of its Significant Subsidiaries (as defined in the Indenture) that in aggregate exceed $20.0 million; (v) failure by the Company or any of its Significant Subsidiaries to pay final judgments against any of them that are not covered by adequate insurance that in aggregate exceed $20.0 million; and (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default arising under clause (vi) above occurs, the principal amount and premium, if any, and accrued and unpaid interest on all the outstanding Senior Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare the principal amount and premium, if any, and accrued and unpaid interest on all the outstanding Senior Notes to be due and payable immediately.

On October 5, 2004, in connection with the issuance of the Senior Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Credit Suisse First Boston LLC (as representative of the Purchasers named therein). Pursuant to the terms of the Registration Rights Agreement, the Company agreed to file a registration statement with respect to an offer to exchange the Senior Notes for a new issue of identical exchange notes registered under the Securities Act on or prior to 90 days after October 5, 2004. The

Company also agreed to use its reasonable best efforts to cause the registration statement to be declared effective on or prior to 210 days after October 5, 2004. Under certain circumstances, the Company may be required to provide a shelf registration statement to cover resales of the Senior Notes. If the Company fails to satisfy certain filing and other obligations with respect to the exchange (each such failure a “Registration Default”), including the failure to consummate the exchange offer within 30 business days of the effectiveness target date, the Company will be obligated to pay additional interest on the Senior Notes following a Registration Default in an amount starting at $.05 per week per $1,000 principal amount of Senior Notes, potentially increasing to up to $.25 per week per $1,000 principal amount of Senior Notes, until all Registration Defaults have been cured. A copy of the Registration Rights Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The description above is qualified in its entirety by the Indenture and Registration Rights Agreement filed herewith as exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On October 5, 2004, the Company issued a press release announcing the completion of its 7.125% senior notes offering and its call for the partial redemption of its outstanding 9 3/8% senior notes due 2009. A copy of the press release is attached hereto as an exhibit.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Item

4.1	Indenture, dated as of October 5, 2004, between the Company and The Bank of New York, as Trustee, for the 7.125% Senior Notes due 2012, including the form of 7.125% Senior Note.

10.1	Registration Rights Agreement, dated as of October 5, 2004, between the Company and Credit Suisse First Boston LLC (as representative of the Purchasers named therein) with respect to the 7.125% Senior Notes due 2012.

99.1	Press release, dated October 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: October 5, 2004	By:	/s/ BRADLEY E. SINGER
	Name:	Bradley E. Singer
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Item

4.1	Indenture, dated as of October 5, 2004, between the Company and The Bank of New York, as Trustee, for the 7.125% Senior Notes due 2012, including the form of 7.125% Senior Note.

10.1	Registration Rights Agreement, dated as of October 5, 2004, between the Company and Credit Suisse First Boston LLC (as representative of the Purchasers named therein) with respect to the 7.125% Senior Notes due 2012.

99.1	Press release, dated October 5, 2004.